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                      Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of the Pioneer Hi-Bred International, Inc. of our report dated June 19, 2000 relating to the financial statements of the Pioneer Hi-Bred International, Inc. Savings Plan, which appears in this Form 11-K.


PricewaterhouseCoopers LLP

Minneapolis, Minnesota
June 23, 2000